                                                                   EXHIBIT 10.1

                      SEVERANCE AND CONSULTING AGREEMENT
                      ----------------------------------


          THIS SEVERANCE AND CONSULTING AGREEMENT, dated April 22, 1997 (the "Agreement"), is entered into by and between View Tech, Inc., a Delaware corporation with its principal place of business in Camarillo, California (the "Company"), and John W. Hammon (the "Executive").

          WHEREAS, the Executive has been in the employ of the Company as its Chief Operating Officer and President since the Company's inception;

          WHEREAS, the Executive possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel;

          WHEREAS, the parties wish to settle the terms of the severance of their employment relationship and any and all disputes which exist or could exist between them;

          WHEREAS, the parties wish to continue their association for a specific period during which the Executive shall perform services as a consultant for the Company;

          WHEREAS, the Company and the Executive have determined that it is in their respective best interests to enter into this Agreement on the terms and conditions as set forth herein;

          NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1.   Severance of Employment Relationship; Resignation from Board.
               ------------------------------------------------------------

               (a) The Executive confirms, by executing this Agreement, that he has resigned his employment as President and Chief Operating Officer with the Company, effective April 17, 1997.

               (b) The Executive shall receive by April 21, 1997 all compensation and benefits earned but unpaid as of that date, including all accrued unused vacation.

               (c) On or before April 21, 1997, the Executive shall return to the Company all of the Company's property in his possession, including, but not limited to, the Company's cellular phone and credit card that he possessed during his employment.

               (d) The Executive is currently a member of the Company's Board of Directors (the "Board"). The Executive, by executing this Agreement, hereby resigns his

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position on the Board, effective May 20, 1997. The Executive shall also take all other actions necessary to accomplish his resignation from the Board effective May 20, 1997.

               (e) The parties shall agree on the contents of a statement to be released to the press regarding the existence and terms of this Agreement.

          2.   Consulting Services.
               -------------------

               (a)  Consulting Period. The Company and the Executive hereby
                    -----------------
agree that beginning on the effective date of the Executive's resignation as President and Chief Operating Officer (the "Consulting Commencement Date"), the Company shall retain the services of the Executive to provide advisory and consulting services to the Company (as set forth below) for the period commencing on the Consulting Commencement Date until December 31, 1998 (the "Consulting Period").

               (b)  Consulting Services; Fee; Attorneys' Fees Reimbursement. The
                    -------------------------------------------------------
advisory and consulting services to be provided by the Executive pursuant to this Section 2 shall be rendered on a non-exclusive basis at such times and at such locations as shall be required by the Company. The Executive agrees to be available, upon request and at all reasonable times (and upon reasonable notice), to the Company's Chief Executive Officer for consultation and advice on matters relating to the business of the Company for at least 16 hours during each week during the Consulting Period. The Executive shall be paid the sum of $19,335 per month for his services during the Consulting Period (the "Consulting Fee"). The Consulting Fee shall be payable in equal installments (except for the first payment which may be prorated based upon the number of days covered by the Consulting Period) with the same frequency as the Company pays its salaried employees, as such payment periods are in effect from time to time in accordance with Company policy. During the Consulting Period, the Company shall reimburse the Executive for all pre-approved normal and reasonable business expenses incurred by him at the request of the Company for which appropriate documentation is provided to the Company but will not reimburse the Executive for country club dues and other personal expenses. During the Consulting Period, the Consulting Fee shall constitute the Executive's entire compensation, and he shall not be eligible for bonuses or increases in compensation paid to employees. The Company shall also pay to the Executive's counsel, Heller Ehrman White & McAuliffe, the sum of two thousand five hundred dollars ($2,500.00) within thirty (30) days of the Executive's execution of this Agreement as a partial reimbursement of the Executive's legal fees incurred in connection with the negotiation and preparation of this Agreement. This payment shall represent the Company's sole obligation with respect to the payment of the Executive's legal fees except as may be provided for by Section 6.14 below.

               (c)  Health Insurance. The Company shall provide the Executive
                    ----------------
with all notices required under federal and state law upon his resignation regarding continuation of group health coverage and shall reimburse the Executive on a monthly basis for the premiums paid by the Executive to obtain such coverage for a period of 18 months

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after his resignation, or until he is no longer eligible for continuation coverage, whichever is earlier. For the balance of the Consulting Period, the Company shall reimburse the Executive for the premiums paid in connection with a health insurance policy obtained by the Executive providing comparable levels of benefits to those provided for under the Company's group health plan applying to senior executives at the commencement of the Consulting Period.

               (d)  Stock Option Agreements. The parties have entered into three
                    -----------------------
agreements, dated June 12, 1996, July 17, 1995 and October 3, 1994, respectively, granting options to the Executive for the purchase of shares in the Company (the "Stock Option Agreements"). The Company maintains a Stock Option Plan that governs the grant of such options. True and correct copies of the Company's Stock Option Plan, as amended, and the Stock Option Agreements are attached hereto as Appendix A. Under the terms of the plan under which the Stock Option Agreements were agreed to, the Executive's option to purchase certain shares of Company common stock expires ninety (90) days after the termination of the parties' relationship. The parties agree that the Executive's resignation as President and Chief Operating Officer and continued retention as consultant pursuant to the terms of this Agreement shall not be deemed to be a termination of the parties' relationship for purposes of the Stock Option Agreements and the option period applicable to the Stock Option Agreements.

               (e)  Officer Receivable. The Executive has a balance of
                    ------------------
approximately twenty six thousand three hundred dollars ($26,300) on his advance account at the Company (the "Officer Receivable") that is due and owing to the Company. The parties agree that the Officer Receivable shall be reduced by the amount of properly documented business expense claims submitted by the Executive to the Company, including those relating to a European business trip undertaken by the Executive during his employment with the Company. The Executive shall submit these expense claims to the Company no later than thirty (30) days after his execution of this Agreement. The amount of the Officer Receivable remaining after it has been reduced by the amount of proper business expenses submitted by the Executive shall be deducted in equal installments from each payment of the Consulting Fee until the Officer Receivable is entirely paid upon the expiration of the Consulting Period.

          3.   Executive Covenants.
               -------------------

               3.1  Unauthorized Disclosure. (a) The Executive agrees and
                    -----------------------
understands that due to the Executive's position with the Company, both prior and subsequent to the date of this Agreement, the Executive has been and will be exposed to, and has received and will receive, confidential and proprietary information of the Company or relating to the Company's business or affairs that constitute trade secrets as defined by the Uniform Trade Secrets Act, California Civil Code (S) 3426, et seq. (collectively, the "Trade Secrets"), including but not limited to technical information, product information and formulae, processes, business and marketing plans, strategies, customer information, other information concerning the Company's products, promotions, development, financing,

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expansion plans, business policies and practices and other forms of information considered by the Company to be proprietary and confidential and in the nature of trade secrets. Except to the extent that the proper performance of the Executive's duties, services and responsibilities hereunder may require disclosure, and except as such information (i) was known to the Executive prior to his employment by the Company (including, without limitation, his employment by the Company prior to the date of this Agreement) or (ii) was or becomes generally available to the public other than as a result of a disclosure by the Executive in violation of the provisions of this Section 3.1(a), the Executive agrees that during the balance of his employment and during the Consulting Period and at all times thereafter the Executive will keep such Trade Secrets confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company. This confidentiality covenant has no temporal, geographical or territorial restriction. On the Consulting Commencement Date, the Executive will promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible product or document, and any and all copies, duplicates or reproductions thereof, which has been produced by, received by or otherwise submitted to the Executive in the course of his employment with the Company.

                    (b)  Inventions. (i) The Executive agrees that any and all
                         ----------
inventions, discoveries, improvements processes, formulae, business application software, patents, copyrights and trademarks made, developed, discovered or acquired by him prior to and during his employment or the Consulting Period, solely or jointly with others or otherwise, which relate to the business of the Company and all knowledge possessed by the Executive relating thereto (collectively, the "Inventions"), shall be fully and promptly disclosed to the Board of Directors and to such person or persons as the Board of Directors shall direct and shall be the sole and absolute property of the Company and the Company shall be the sole and absolute owner thereof. The Executive agrees that he will at all times keep all inventions secret from everyone except the Company and such persons as the Board of Directors may from time to time direct. The Executive shall, as requested by the Company at any time and from time to time, whether prior to or after the expiration of the Consulting Period, execute and deliver to the Company any instruments deemed necessary by the Company to effect disclosure and assignment of the Inventions to the Company or its designees and any patent applications (United States or foreign) and renewals with respect thereto, including any other instruments deemed necessary by the Company for the prosecution of patent applications or the acquisition of letters of patent.

                         (ii) Reference is hereby made to Appendix B to this
Agreement reprinting the text of Sections 2870 through 2872 of the California Labor Code. Execution of this Agreement by the Executive shall confirm that the Executive has received and read such Appendix B. The provisions of this Section 3.1(b) shall not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code.

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               3.2  Prohibited and Competitive Activities. The Executive and the
                    -------------------------------------
Company recognize that due to the nature of the Executive's engagement hereunder and the relationship of the Executive to the Company, both prior and subsequent to the date of this Agreement, the Executive has had and will have access to, has had and will acquire, and has assisted and may continue to assist in developing, confidential and proprietary information relating to the business and operations of the Company and its affiliates, including Trade Secrets. The Executive acknowledges that such information has been and will be of central importance to the business of the Company and its affiliates and that disclosure of it to, or its use by, others (including, without limitation, the Executive (other than in furtherance of the Company's business and affairs)) could cause substantial loss to the Company. The Executive and the Company also recognize that an important part of the Executive's duties has been to develop goodwill for the Company and its affiliates through his personal contact with Clients (as defined below), employees, and others having business relationships with the Company, and that there is a danger that this goodwill, a proprietary asset of the Company, may follow the Executive when his employment relationship with the Company is terminated. The Executive accordingly agrees as follows:

                    (a)  Prohibited Activities. The Executive agrees that he
                         ---------------------
will not at any time during the Consulting Period: (i) (other than in the course of his duties as Consultant) disclose or furnish to any other person or, directly or indirectly, use for his own account or the account of any other person, any Trade Secrets, no matter from where or in what manner he may have acquired such Trade Secrets, and he shall retain all such Trade Secrets in trust for the benefit of the Company, its affiliates and the successors and assigns of any of them, (ii) directly or indirectly, whether for his own account or for the account of any other person, solicit, divert, or endeavor to entice away from the Company or any entity controlled by the Company, or otherwise engage in any activity intended to terminate, disrupt, or interfere with, the Company's or any of its affiliates' relationship with, Clients, or otherwise adversely affect the Company's or any of its affiliates' relationship with Clients or other business relationships of the Company or any affiliate thereof, (iii) publish or make any statement critical of the Company or any shareholder or affiliate of the Company, or in any way adversely affect or otherwise malign the business or reputation or any of the foregoing persons; provided, however, that if, in the
                                            --------  -------
written opinion of counsel, the Executive is legally compelled to disclose Trade Secrets to any tribunal or else stand liable for contempt or suffer other similar censure or penalty, then the disclosure to such tribunal of only those Trade Secrets which such counsel advises in writing are legally required to be disclosed shall not constitute a Prohibited Activity provided that the Executive shall give the Company as much advance notice of such disclosure as is reasonably practicable, or (iv) during the balance of his employment and during the Consulting Period directly or through one or more intermediaries, solicit for employment or recommend to any subsequent employer of the Executive the solicitation for employment of, any person who, at the time of such solicitation, is employed by the Company or any affiliate thereof; provided, however, that if any such person contacts the Executive concerning employment outside the Company and Executive notifies the Company in writing of his intent to discuss employment opportunities with such person and the Company gives written permission for such

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discussions to take place, then any subsequent discussions and any employment resulting therefrom shall not be deemed to be solicitation for employment by the Executive for the purposes of this Agreement.

                    "Clients" shall mean those persons (as defined in Section 4.12(b) below) who, at any time during the Executive's course of employment and the Consulting Period with the Company (including, without limitation, prior to the date of this Agreement) are or were clients or customers of the Company or any affiliate thereof or any predecessor of any of the foregoing.

                    (b)  Non-Competition. By and in consideration of the
                         ---------------
Company's entering into this Agreement and providing the Consulting Fee and benefits to be provided by the Company to the Executive, and further in consideration of the Executive's continued exposure to the confidential and proprietary information of the Company (including, without limitation, the Company's Trade Secrets), the Executive agrees that the Executive will not, during the balance of his employment and the term of the Consulting Period, engage in any Competitive Activity. The term "Competitive Activity" means engaging in any of the following activities: (i) serving as a director of any Competitor (as defined below), (ii) directly or indirectly through one or more intermediaries, either (X) controlling any Competitor or (Y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and, at the time of any acquisition, do not exceed 5% of the particular class of interests outstanding) (it being understood that, if interests in any Competitor are owned by an investment vehicle or other entity in which the Executive owns and equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Executive, such portion shall be determined by applying the percentage of the equity interest in such entity owned by the Executive to the interests in such Competitor owned by such entity), (iii) employment by (including serving as an officer or partner
of), providing consulting services to (including, without limitation, as an independent contractor) or, managing or operating the business or affairs of, any Competitor or (iv) participating in the ownership, management, operation or control of or being connected in any manner with any Competitor. The term "Competitor" as used herein means any person (other than the Company or any affiliate thereof) that competes with any of the business conducted by the Company or any affiliate thereof at or prior to the time the Executive engages in one or more of the Competitive Activities listed above. The parties agree that the Company currently conducts business in the following areas, among others: the design, sale, management and/or support of telecommunications systems; telecommunications systems integration services; Centrex network services; telecommunications account management services; high speed data services; internet access services; voice mail and other "enhanced" services; discount calling plans and remote call forwarding services; the marketing, sale, installation and maintenance of data transmission products; local and long distance telephone services; and the marketing, sale, installation and maintenance of videoconferencing equipment and telephone systems services.

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                    (c)  Remedies. The Executive agrees that any breach of the
                         --------
terms of this Section 3 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Executive.

          4.   Waiver and General Release.
               --------------------------

               4.1  Consultation With Attorney. The Executive has been advised
                    --------------------------
to consult with an attorney before signing this Agreement, and hereby warrants that he has done so.

               4.2  Term of Offer. The Executive shall have twenty-one (21) days
                    -------------
from his receipt of this Agreement to accept its terms by signing it.

               4.3  Revocation. The Executive shall have seven (7) days after
                    ----------
signing this Agreement to revoke it by notifying the Company in writing of revocation.

               4.4  Mutual Release. The Executive hereby expressly waives any
                    --------------
and all claims, demands, and causes of action which he has, claims to have, or may have, whether known or unknown, against the Company and all of its past, present and future corporate parents, divisions, subsidiaries, affiliates, related entities, successors, assigns, officers, attorneys, employees and agents, except claims for indemnity by the Executive against the Company in
        ------
accordance with the Company's Certificate of Incorporation, Bylaws and/or applicable law. As used in this Agreement, "claims," "demands," and "causes of action" include, but are not limited to, contract claims, whether express or implied, tort claims, equitable claims, claims for breach of fiduciary duty, fraud claims, claims arising out of federal, state or local laws, regulations or ordinances prohibiting discrimination on account of race, sex, sexual orientation, religion, age or national origin, including claims under the Age Discrimination in Employment Act, wage claims, claims for vacation pay, overtime pay, severance pay, back pay, fringe benefits, debts, accounts, compensatory damages, punitive damages, and/or liquidated damages. The Company likewise waives any and all claims, demands, and causes of action which it has, claims to have, or may have, whether known or unknown, against the Executive, his heirs, personal representatives, executors, administrators and assigns, except claims
                                                                 ------
against the Executive for embezzlement or misappropriation or misdirection of Company assets.

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

               4.5  California Civil Code Section 1542. It is understood and
                    ----------------------------------
agreed that all rights under California Civil Code Section 1542 are hereby expressly waived by each party. Said Section provides as follows:

                    A general release does not extend to claims which the
               creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor.

          5.   Restriction on Sale of Stock; Registration Rights. The Executive
               -------------------------------------------------
currently holds 450,000 shares of stock in the Company (the "Shares"). The Executive may acquire additional shares of the Company's common stock pursuant to the Option Agreements or otherwise (the "Options," collectively with the Shares, the "Securities".) While the Executive is a member of the Board, he is subject to the statutory and regulatory restrictions on the volume of shares of the Company that he can sell. Based on the potential deleterious effect on the value of shares of the Company's stock should a substantial number of shares be sold in a short period, and in consideration of the promises and mutual covenants contained herein, the Executive shall not, during the Consulting Period, sell or cause to be sold more than one percent (1%) of the Company's outstanding common stock in any three (3) month period, or in any other period that is approved by the Board.

               5.1  Market Stand-Off. In connection with any underwritten public
                    ----------------
offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Act"), the Executive shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any of the Securities without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters, provided that such period of time shall not exceed one hundred and eighty (180) days. The Executive shall be subject to the Market Stand-Off provided and only if the officers and directors of the Company are also subject
--------------------
to similar restrictions. Any new, substituted or additional securities or options which are by reason of any Recapitalization or Reorganization, as defined below, distributed with respect to the Securities shall be immediately subject to the Market Stand-Off, to the same extent the Securities are at such time covered by such provisions. "Recapitalization" shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock as a class without the Company's receipt of consideration. "Reorganization" shall mean (i) a merger or consolidation in which the Company is not the surviving entity (ii) a sale, transfer or other disposition of all or substantially all of the Company's assets or (iii) any transaction effected primarily to change the state in which the

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Company is incorporated or to create a holding company structure. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Securities until the end of the applicable stand-off period.

               5.2  Registration Rights.  (a) The Company covenants and agrees
                    -------------------
with the Executive that in the event that the Company proposes to file a registration statement under the Act with respect to any of its equity securities (other than pursuant to registration statements on Form S-4 or Form S-8 or any successor or similar forms), whether or not for its own account, then the Company shall give written notice of such proposed filing to the Executive promptly (and in any event at least twenty (20) days before the anticipated filing date). Such notice shall offer to the Executive, together with others who have similar rights, the opportunity to include in such registration statement such number of securities as they may request. The Company shall cause the managing underwriter of a proposed underwritten offering (unless the offering is an underwritten offering of a class of the Company's equity securities other than Common Stock and the managing underwriter has advised the Company in writing that, in its opinion, the inclusion in such offering of Common Stock would materially adversely affect the distribution of such offering) to permit the Executive to be included in the registration to include such securities in the proposed offering and the Company shall use its reasonable best efforts to include such securities in such proposed offering on the same terms and conditions as any similar securities of the Company included therein. If the offering of which the Company gives notice is a public offering involving an underwriter, the right of the Executive to registration pursuant to this section shall be conditioned upon the Executive's participation in such underwriting and the inclusion of the securities to be sold by the Executive in the underwriting. Should the Executive propose to distribute securities through such underwriting, he shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters. Such underwriting agreement shall provide that expenses relating to the inclusion of securities owned by the Executive in any such underwritten offering, other than any underwriter's discount and commissions or transfer taxes, shall be paid by the Company.

                    (b) The foregoing notwithstanding, in the case of a firm commitment offering on underwriting terms appropriate for such a transaction, if any such managing underwriter of recognized standing shall advise the Company and the Executive in writing that, in its opinion, the distribution of all or a specified portion of the securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then the securities to be included in a registration which is a primary underwritten offering on behalf of the Company shall be included in the following order: (i) first, the securities the Company proposes to include therein and (ii) second, such other securities (including the Securities) requested to be included pro rata among the other holders (including the Executive) of such other securities according to the number of securities requested to be included by each such holder requesting inclusion therein. In the event that a holder or holders of the Company's securities (other than the Executive) requests, pursuant to rights granted to such holder or holders, that the Company file a registration statement for the public offering of securities and the Company and the other holders of the Company's securities (including the Executive) who have rights to be included in such registration, request to be included in such registration and the managing underwriter of such offering shall advise the Company and the holders requesting inclusion in the offering that, in its opinion, the distribution of a specified portion of the securities requested to be included in the registration would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution then, the securities to be included in the registration shall be included in the following order: (i) first, all of the securities requested to be included therein by the holder or holders making the initial request for the registration, and (ii) second, such other securities (including the Securities) requested to be included pro rata among the Company and the holders of such other securities according to the number of securities requested to be included by the Company and each such holder requesting inclusion therein. For purposes of this section, the Company agrees to request for inclusion in the registration only that number of securities that the Company intends, in good faith, to sell, if all such securities so requested by the Company were permitted to be included by the managing underwriter in such registration and sold pursuant thereto.

          6.   Miscellaneous.
               -------------

               6.1  Binding Effect; Assignment. This Agreement shall inure to
                    --------------------------
the benefit of and be binding upon the parties hereto and their respective heirs, executors, representatives, estates, successors and assigns, including any successor or assign to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise; provided, however, that the
                                                   --------  -------
Executive, or any beneficiary or legal representative of the Executive, shall not assign all or any portion of the Executive's rights or obligations under this Agreement without the prior written consent of the Company.

               6.2  Notices. Whenever notice is required to be given under the
                    -------
terms of this Agreement, such notice shall be in writing and delivered by hand or by registered or certified mail, postage prepaid, or transmitted by telex, telegram or telecopier, addressed as follows:

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

               (a)  If to the Company, to it at:

                    View Tech, Inc.
                    950 Flynn Road
                    Camarillo, CA  93012
                    Tel:  (805) 482-8277
                    Fax:  (805) 482-3825

               (b)  With a copy to:

                    Brobeck, Phleger & Harrison LLP
                    550 South Hope Street
                    Los Angeles, CA  90071
                    Tel:  (213) 489-4060
                    Fax:  (213) 745-3345
                    Attn: V. Joseph Stubbs, Esq.

               (c)  If to the Executive, to him at:

                    Mr. John W. Hammon
                    35065 Beach Boulevard
                    Capistrano Beach, CA  92675

               (d)  With a copy to:

                    Heller, Ehrman, White & McAuliffe
                    601 S. Figueroa Street, 40th Floor
                    Los Angeles, CA  90017-5704
                    Tel:  (213) 689-0200
                    Fax:  (213) 614-1868
                    Attn: Paul H. Greiner, Esq.

or to such other address as either party shall have specified for itself from time to time to the other party in writing. All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, upon receipt, or if transmitted by telex, telegram or telecopier (which shall be followed promptly by hand delivery), upon confirmation of such transmission.

               6.3  Governing Law. This Agreement and the rights and obligations
                    -------------
of the parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of California without giving effect to the conflict of law principles thereof.

               6.4  Severability. If any term or other provision of this
                    ------------
Agreement, or any application thereof to any circumstances is invalid, illegal or incapable of being enforced by any rule of law or public policy, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

               6.5  Entire Agreement. This Agreement contains the entire
                    ----------------
understanding of the parties hereto with respect to its subject matter hereof and supersedes all prior agreements and understandings, oral or written, between them as to such subject matter, including, but not limited to, any and all employment agreements, whether written, oral or implied.

               6.6  Counterparts.  This Agreement may be executed in any
                    ------------
number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

               6.7  Plurals; Gender; Headings. Under this Agreement, unless the
                    -------------------------
context otherwise requires, words in the singular number or in the plural number shall each include the singular number and the plural number, and the use of any gender shall include all genders. The headings in this Agreement are for reference purpose only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

               6.8  Further Assurances. Each party hereto shall do and perform
                    ------------------
or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               6.9  Amendment and Modification. This Agreement may not be
                    --------------------------
amended, nor may any provision hereof be modified or waived, except by an instrument in writing duly signed by the party to be charged.

               6.10 Withholding. The Company shall not withhold any statutory
                    -----------
deductions from the Executive's Consulting Fee and will submit a Form 1099 documenting the payment of the Consulting Fee. The Executive shall defend the Company and hold it harmless as to any claims or actions against the Company under federal, state or local tax laws for taxes owed by the Executive arising out of the Executive's receipt of the Consulting Fee.

               6.11 Waiver. No provision of this Agreement may be waived or
                    ------
discharged unless such waiver or discharge is agreed to in writing and signed by the affected party, and no waiver or discharge of any breach by any party hereto of any provision of this Agreement to be performed by such party, shall be deemed a waiver or discharge of any other provisions or a waiver or discharge of any breach of any other provisions, respectively, at the same or at any prior or subsequent time.

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

               6.12 Definitions.
                    -----------

                    (a) The term "affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person.

                    (b) The term "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentally thereof.

               6.13 Warranties.
                    ----------

                    (a) Each party has received legal advice from attorneys of their choice with respect to the advisability of entering into this Agreement and the releases provided herein. This Agreement is based upon such advice, after each party's respective attorneys were provided with a full and fair opportunity to review the Agreement and consult with their respective clients regarding the terms contained herein.

                    (b) Each party entering into this Agreement, and each person executing this Agreement on behalf of any party, has full authority to do so and to make the covenants, promises, representations, and warranties set forth herein.

                    (c) Except as otherwise provided herein, this Agreement is intended to be final and binding upon the parties and is further intended to be effective as a full and final accord and satisfaction among them regardless of any claims of fraud, misrepresentation, concealment of fact, mistake of fact or law, duress, coercion, or any other circumstances whatsoever relating to the subject matter or execution of this Agreement. Each party relies upon the finality of this Agreement as a material factor inducing that party's execution of this Agreement.

                    (d) There are no other agreements or understandings between the parties relating to the matters and releases referred to in this Agreement other than as set forth herein. The mutual obligations and undertakings of the parties expressly set forth in this Agreement are the sole and only consideration of this Agreement, and no representations, promises or inducements of any nature whatsoever have been made by the parties other than as appear in this Agreement.

                    (e) This Agreement has been read carefully by each of the parties and its contents are known and understood by each of the parties. This Agreement is signed freely and voluntarily by each party hereto.

               6.14 Attorneys' Fees. In the event of any litigation between the
                    ---------------
parties in connection with the enforcement, interpretation or defense of this Agreement, or the defense of any claim barred by this Agreement, the prevailing party or parties shall be entitled to reimbursement from the other party of all reasonable costs and expenses incurred by it in connection with the litigation, including attorneys' fees.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates provided below.


                                        VIEW TECH, INC.


                                        BY: /s/ Robert G. Hatfield
                                           ------------------------------
                                        NAME: ROBERT G. HATFIELD
                                        TITLE: CHIEF EXECUTIVE OFFICER


                                        /s/ John W. Hammon
                                        ---------------------------------
                                        JOHN W. HAMMON
                                        4/22/97

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